UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016 (February 18, 2016)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Effective February 18, 2016, Flatiron Funding, LLC ("Flatiron"), a wholly-owned financing subsidiary of CĪON Investment Corporation ("CĪON"), entered into an eleventh amended and restated confirmation letter agreement (the “Eleventh Amended and Restated Confirmation”) governing its total return swap (the “TRS”) with Citibank, N.A. ("Citibank").  Pursuant to the Eleventh Amended and Restated Confirmation, the TRS termination or call date was extended from March 17, 2016 to February 18, 2017 and the interest rate payable by Flatiron to Citibank with respect to each loan included in the TRS was increased by increasing the spread over the floating rate index specified for each such loan from 1.35% to 1.40% per year.  No other material terms were revised in connection with the Eleventh Amended and Restated Confirmation.

The foregoing description of the Eleventh Amended and Restated Confirmation is a summary only and is qualified in all respects by the provisions of the Eleventh Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2016, Stephen Roman, 34, was appointed as Chief Compliance Officer and Secretary of CĪON, effective as of February 29, 2016.  Mr. Roman replaces David J. Verlizzo, 43, in such capacities.

Mr. Roman joined ICON Investment Group, LLC in July of 2013 and since August 2013 has been Vice President of CĪON Investment Management, LLC. During his tenure at CĪON, Mr. Roman has advised on numerous legal and regulatory matters and managed corporate and securities law compliance matters for CĪON's various corporate entities as well as its registered investment adviser. From November 2012 through June 2013, Mr. Roman served as an attorney in New York. Previously, he was an analyst at Forex Capital Markets. Mr. Roman received a J.D. from the Northwestern University School of Law and a B.S. from New York University.  Mr. Roman is a holder of the right to use the Chartered Financial Analyst® designation and is a member of the CFA Institute.

There are no understandings or arrangements between Mr. Roman and any other person pursuant to which Mr. Roman was selected as an executive officer of CĪON. There is no family relationship between Mr. Roman and any other director or executive officer of CĪON or any person nominated or chosen by CĪON to become a director or executive officer.  There are no transactions in which Mr. Roman has an interest requiring disclosure under Item 404(a) of Regulation S-K.

 Item 8.01. Other Events.

Effective February 24, 2016, CĪON decreased the price at which it issues shares under its third amended and restated distribution reinvestment plan (the "Third Amended DRIP") from $8.63 per share to $8.45 per share. As previously disclosed by CĪON, under the Third Amended DRIP, cash distributions to participating shareholders are reinvested in additional shares at a purchase price determined by the board of directors of CĪON (the "Board") or a committee thereof, in its sole discretion, that is (i) not less than the net asset value per share determined in good faith by the Board or a committee thereof, in its sole discretion, immediately prior to the payment of the distribution (the "NAV Per Share") and (ii) not more than 2.5% greater than the NAV Per Share as of such date.  The purpose of this decrease is to ensure that CĪON does not issue shares under the Third Amended DRIP at a price per share that is (i) less than the NAV Per Share and (ii) more than 2.5% greater than the NAV Per Share.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Eleventh Amended and Restated Confirmation Letter Agreement, dated February 18, 2016, by and between Flatiron Funding, LLC and Citibank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	February 24, 2016	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Eleventh Amended and Restated Confirmation Letter Agreement, dated February 18, 2016, by and between Flatiron Funding, LLC and Citibank, N.A.